LOAN AGREEMENT

         THIS LOAN AGREEMENT is made as of March ____, 1997, between USMX, Inc. ("USMX"), a Delaware corporation and USMX of Alaska, Inc. ("USMXA"), an Alaska corporation (collectively the "Borrowers") and Dakota Mining Corporation, a Canadian corporation (the "Lender").

                                WITNESSETH THAT:

         WHEREAS, the Lender has agreed to establish for the Borrowers a line of credit upon and subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the Lender and the Borrowers agree as follows:

                             ARTICLE I: DEFINITIONS

         As used herein the following terms and words shall have the meanings hereinafter assigned to them:

         "Account" means the bank account designated as such by the Lender to the Borrowers, which Account may be changed from time to time by the Lender upon reasonable notice to the Borrowers.

         "Agreement" means this Loan Agreement, as the same may be amended from time to time.

         "Borrowers" means USMX and USMXA.

         "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by any of the government of the United States, the State of Colorado, or the government of Canada shall not be regarded as a Business Day.

         "Default" means any of the events specified in Article IX of this Agreement whether or not there has been satisfied any requirement in connection with such event for the giving of notice, lapse of time or the happening of any further condition, event or act.

         "Illinois Creek Gold Property" means that certain mining property held by USMXA in Alaska which is security, inter alia, for the loans made under one of the Rothschild Credit Agreements.

         "Indebtedness" means at any time all indebtedness, liabilities and obligations, absolute or contingent, direct or indirect, matured or unmatured, liquidated or unliquidated of the Borrowers to the Lender arising under this Agreement, or created by reason or in respect hereof, including, without limitation, all amounts paid or advanced by the Lender to or on behalf of the Borrowers, all accrued interest on all such amounts paid or advanced by the Lender to or on behalf of the Borrowers and all fees and expenses to be paid or reimbursed by the Borrowers pursuant to the terms hereof.

          "Intercreditor Agreement" means the agreement referred to in Section 2.04.

          "Loan" means the credit extended by the Lender to the Borrowers pursuant to this Agreement.

         "Loan Documents" means this Agreement, the Notes, the Pledge Agreements, the Mortgage, and all other agreements and instruments, in form and substance satisfactory to the Lender, executed and delivered from time to time in connection with or in furtherance of the transactions contemplated by this Agreement.

         "Maturity Date" means August 31, 1997; provided, if the Agreement and Plan of Merger between USMX and Lender is terminated for any reason described in
Section 11.3 of such Agreement, then the Maturity Date shall be 15 days after such date of termination.

         "Maximum Lawful Rate" means the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on the other amounts that may be owing to the Lender pursuant to this Agreement or the Notes under the laws of the State of Colorado and the transactions contemplated by this Agreement.

         "Merger Agreement" means the Agreement and Plan of Merger dated February 7, 1997 among Lender, USMX and Dakota Merger Corporation.

     "Merger"  means  the  merger   transactions   contemplated  by  the  Merger
Agreement.

         "Mortgage" means that certain Mortgage of even date by and between USMX and the Lender, respecting pledging of the Thunder Mountain contract and rights described therein, a copy of which Mortgage is attached hereto as Exhibit B.

         "Notes" mean the two promissory notes of the Borrowers in the principal amounts of $2,000,000 and $3,000,000 respectively evidencing the borrowings hereunder, which shall be substantially in the form of Exhibits A1 and A2 respectively attached hereto, and all renewals, extensions and replacements thereof and modifications thereto.

         "Person" means an individual, partnership, joint venture, corporation, bank, trust, unincorporated organization and/or a government or any department or agency thereof.

         "USMXA Pledge Agreement" means that pledge agreement of even date by and between USMX as pledgor et al. and the Lender as pledgee, a copy of which is attached hereto as Exhibit C.

         "MXUS Pledge Agreement" means that pledge agreement of even date by and between USMX and USMX of Nevada, Inc. as pledgor and the Lender as pledgee, a copy of which is attached hereto as Exhibit D.

         "Rothschild Credit Agreements" means those certain Credit Agreements dated as of July 11, 1996 between USMX and USMXA, respectively, and NM Rothschild & Sons Limited ("Rothschild"), all instruments and documents delivered in connection therewith, and all modifications, extensions and renewals to such Credit Agreements and related instruments and documents.

         "U.S. Dollars," "Dollars" and "$" means lawful money of the United States of America in such form or funds as shall be customary at the time for settlement of payments due in United States funds.

                           ARTICLE II: LINE OF CREDIT

         II:.1 The Loans. Upon the terms and conditions and relying upon the representations and warranties set forth in this Agreement, the Lender hereby agrees to provide a line of credit to Borrowers on a joint and several liability basis up to an aggregate principal amount of $5,000,000. The Loans shall be evidenced by the two Notes: Note 1 in the principal amount of $2,000,000 attached as Exhibit A1 and Note 2 in the principal amount of $3,000,000 attached as Exhibit A2. The Borrowers have entered into the Pledge Agreements and the Mortgage so as to provide security for the Loans. Allocations of advances by Lender to Borrower under the line of credit will be made to Note 1 or Note 2 in such amounts as Lender shall determine in its discretion. Lender shall advise Borrowers of its allocation of advances.

         II:.2 Repayment of the Loans. Subject to the provisions of Article IX below, the Loans shall be due and payable on or before the Maturity Date.

         II:.3 Use of Proceeds. The outstanding balance (including accrued interest) on that certain $250,000 promissory note from USMX to Lender dated February 13, 1987 will be paid in full from the proceeds of the line of credit. At least $2.0 million of the draws of the line of credit shall be used by Borrowers to fund costs and expenses directly associated with developing the Illinois Creek Gold Property substantially in accordance with the Development Plan under the Rothschild Credit Agreements. Such expenditures shall be made as approved by Lender, after consultation with Rothschild. Draws of the remaining $3.0 million shall be allocated between funding of the Illinois Creek Gold Property costs and expenses and USMX's general corporate costs and expenses, as approved by Lender, after consultation with Rothschild. USMX will prepare a plan of payment of its and USMXA's present outstanding liabilities, which plan shall be submitted to Lender and Rothschild for approval. The plan will contain provisions to retire outstanding liabilities by paying a portion of the obligations immediately and the balance at the closing of the Lender/USMX merger. Creditors will be paid for future goods and services on a current basis until closing of the Merger.

         II:.4 Intercreditor Agreement. The Loan is subject to the terms and conditions of an Intercreditor Agreement between Lender, and Rothschild of even date.

                              ARTICLE III: INTEREST

         III:.1 Interest Rate. Subject to the provisions of Section 3.03 hereof, for the period from the date of the first advance by the Lender to the Borrowers under this Agreement to and including the Maturity Date, the aggregate unpaid principal balance of the Loans shall bear interest, calculated on the basis of a 365 (or, if appropriate, 366) day year, for the actual number of days lapsed, at a rate per annum equal to one percentage point above the floating Prime Rate as published on the "Money Rates" column of the Wall Street Journal, from time to time. Such interest shall be due and payable at maturity, whether by acceleration or otherwise.

         III:.2  Post-Maturity  Interest.  Subject to the  provisions of Section
3.03 hereof, past due principal and, to the extent permitted by applicable law, past due interest, pursuant to demand, or otherwise, shall bear interest at the rate of 15% per annum from their due dates until paid. All such accrued interest shall be due and payable on demand.

         III:.3 Maximum Interest Rate. Anything in this Agreement or the Notes to the contrary notwithstanding, the Borrowers shall never be required to pay unearned interest on the Notes and shall never be required to pay interest on such Notes at a rate in excess of the Maximum Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement and such Notes shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement and such Notes to a rate in excess of the Maximum Lawful Rate, then (a) the amount of interest which would otherwise be payable under this Agreement and such Notes shall be reduced to the Maximum Lawful Rate, and (b) any unearned interest paid by the Borrowers or any interest paid by the Borrowers in excess of the Maximum Lawful Rate shall, at the option of the older of such Notes, be either refunded to the Borrowers or credited on the principal of such Notes. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Lender under the Notes, or under this Agreement, that are made for the purpose of determining whether such rate exceeds the Maximum Lawful Rate shall be made, to the extent permitted by the applicable law (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loan evidenced by the Notes all interest at any time contracted for, charged or received by the Lender in connection therewith. If at any time and from time to time (i) the amount of interest payable to the Lender on any date shall be limited to the Maximum Lawful Rate pursuant to this Section 3.03 and (ii) in respect of any subsequent interest computation period the amount of any interest otherwise payable to the Lender would be less than the amount of interest payable to the Lender computed at the Maximum Lawful Rate, then the amount of interest payable to the Lender computed at the Maximum Lawful Rate, then the amount of interest payable to the Lender in respect of such subsequent interest computation period shall continue to be computed at the Maximum Lawful Rate until the total amount of interest payable to the Lender shall equal the total amount of interest which would have been payable to the Lender if the total amount of interest has been computed without giving effect to clause (a) of this Section 3.03.

                        ARTICLE IV: PREPAYMENTS: PAYMENTS

         IV:.1 Optional Prepayments. Except as otherwise provided in Article V below, the Loan may be prepaid at any time without penalty or premium upon at least one (1) Business Day prior written notice to the Lender (once given any such notice shall be irrevocable and the Borrowers shall be obligated to prepay in accordance therewith); provided, that accrued and unpaid interest on the amount prepaid shall be due and payable on the date of prepayment.

         IV:.2 Payment at Account; Currency; Net Payments. The proceeds of the Loan shall be made available to the Borrowers in immediately available, freely transferable U.S. Dollars by delivering to the Account to be further disbursed according to the Use of Proceeds Section 2.03. All sums payable by the Borrowers under this Agreement, whether principal, interest, fees or otherwise, shall be paid in full to the Lender in immediately available, freely transferable U.S. Dollars when due hereunder, without set off, withholding or deduction of any kind whatsoever; provided, however, to the extent the Borrowers are prohibited from making any such payments free from any set off, withholding or deduction, the Borrowers shall pay to the Lender such additional amounts as shall fully indemnify and save harmless the Lender from such set off, withholding or deduction. Any payments due and payable under this Agreement or the Notes on a day that this not a Business Day shall be due and payable on the next succeeding Business Day and such extension of time shall in such case be included in the computation of the amount of interest due.

                              ARTICLE V: CONDITIONS

         V:.1 Conditions Precedent to the Loan. The obligation of the Lender to make the Loan and to fund advances from the Account is subject to all of the following conditions precedent being satisfied:

                  a. The Borrowers shall have executed and delivered to the Lender the Loan Documents required by the Lender to be in effect on the date of the Loan and the Borrowers' counsel shall have delivered such opinion, in form and substance satisfactory to the Lender, as to the due authorization, execution, delivery and enforceability of each of the Loan Documents and as to such other matters as the Lender may reasonably require.

                  b. No Event of Default shall have occurred and be continuing, or would result from the granting of such credit whether or not the Borrowers are taking steps to cure such Event of Default and whether or not the Indebtedness has become due and payable pursuant to Section 9.01.

                  c. The representations and warranties of the Borrowers contained in Article VI shall be true on and as of the date of the Loan advance as though made on and as of such date and the acceptance of the Loan or advance by the Borrowers shall be deemed to constitute a representation and warranty to such effect.

                  d. The Borrowers shall have delivered to Lender (i) executed Pledge Agreements; (ii) an executed Mortgage; and (iii) stock certificates for the shares subject to the MXUS Pledge Agreement and undated executed stock powers assigning such shares of stock under the Pledge Agreements to Lender.

               e. The Intercreditor Agreement between Lender and Rothschild shall have been executed fully and is in effect.

                  f. Borrowers shall have prepared and Lender and Rothschild shall have approved a plan of payment of Borrowers' outstanding liabilities and Lender and Rothschild shall have approved such plan, as contemplated by Section 2.03.

         V:.2 Deferral. The Lender, at the Lender's option, may provide credit hereunder notwithstanding that certain of the conditions therefor have not been satisfied and the providing of such credit shall not operate so as to waive the Lender's right to require compliance thereafter with any such requirement.

           ARTICLE VI: REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         VI:.1 Representations and Warranties. In order to induce the Lender to enter into this Agreement, the Borrowers represent and warrant to the Lender that, except as otherwise permitted or disclosed by Borrowers to Lender in the Merger Agreement or otherwise disclosed to Lender in writing:

                  a. Organization and Authority. The Borrowers are duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation and have all requisite corporate power, capacity and authority (i) to own, lease and operate their assets, properties and business and to carry on their business as now being conducted, and (ii) to execute, deliver and perform their obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by the Borrowers. The Borrowers and all affiliated entities under the control of the Borrowers ("Affiliates") have all necessary material United States federal, state and local and Canadian federal, provincial and local licenses, permits and authorizations to own or lease their properties and assets and to carry on their businesses as now being conducted.

                  b. Conflicting Agreements and Other Matters. The execution, delivery and performance by the Borrowers of this Agreement does not and will not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under (a) the incorporating documents or by-laws of Borrowers or any of their Affiliates, (b) any indenture, mortgage, bond, licenses, permit or loan or credit Agreement or any other Agreement or instrument to which the Borrowers or any of their Affiliates is a party or by which the Borrowers or any of their Affiliates or any of their properties may be bound or affected or (c) any statute or law or judgment, decree, order, writ, injunction, regulation or rule of any court or governmental authority of any state or of the United States or of Canada or any province thereof or of any political subdivision of any of the foregoing. The execution, performance and delivery by the Borrowers of this Agreement will not result in the creation of any lien with respect to the assets of the Borrowers or any of their Affiliates except as otherwise provided by this Agreement, the Mortgage and the Pledge Agreements.

                  c. Binding Obligations. Each of the Loan Documents constitutes a legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with their respective terms except as enforceability may be limited by (i) any applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application effecting creditors' rights from time to time in effect and (ii) general equitable principles including rules governing the granting of specific performance and injunctive relief, which are within the discretion of the court having jurisdiction.

     d. Consents. No authorization, consent, validation, approval, license, qualification or formal exemption from, and no filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person, whether located in the United States or Canada or elsewhere, is required in connection with the authorization, execution, delivery or performance by the Borrowers of this Agreement or the Pledge Agreements, except for approvals required by Rothschild or in connection with the Mortgage and MXUS Pledge Agreement which will be obtained prior to making an advance under the line of credit.

     e. Litigation. There is no action, suit, inquiry, litigation, arbitration or administrative or legal proceeding presently pending or, to the best knowledge of the Borrowers, threatened against the Borrowers or any of their Affiliates before any court or administrative agency of any country or subdivision thereof.

                  f. Financial Statements. The financial statements of the Borrowers most recently submitted to the Lender of December 31, 1996 are materially correct and complete in all material respects and have been prepared in accordance with generally accepted accounting principles consistently applied. The written information and reports furnished to the Lender do not contain any material misstatement of fact nor do they omit a material fact necessary to make the statements contained therein not misleading. Since the dates of the most recent financial statements and reports of the Borrowers provided to the Lender, there has not been any adverse change in the financial condition, assets or business of the Borrowers and the Borrowers have not incurred any additional liabilities or obligations, whether accrued, absolute, contingent or otherwise except in the ordinary course of business and disclosed in writing to Lender.

                  g. Environmental Matters. Borrowers and their Affiliates are in material compliance with all applicable laws, rules and regulations governing exploration and mining activities and the discharge of any wastes, effluents or other materials into the environment. Borrowers and their Affiliates have obtained all licenses, permits and authorizations to carry on the exploration and mining activities now being conducted by Borrowers and their Affiliates. Borrowers are not aware of any condition on the properties of Borrowers or any of their Affiliates or of any other facts or circumstances which might cause Borrowers or any of their Affiliates to be subject to damages, injunctive relief, clean up costs or any other liabilities under any applicable environmental laws, rules or regulations.

                  h. Correct and Full Disclosure. Neither the financial statements referred to in Section 6.01(f) nor any other written material furnished by or on behalf of the Borrowers in connection with the negotiation or confirmation of the transactions as contemplated hereby, contained, as of the time such statements or material were so furnished, any untrue statements of a material fact or omitted as of such time a material fact necessary to make the statements contained therein not misleading, and all such statements and material, taken as a whole, together which this Agreement, do not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading to the best of the knowledge, information and belief of the Borrowers. There is no fact which the Borrowers have not disclosed to the Lender in writing which materially adversely affects or, so far as the Borrowers can now reasonably foresee, will materially adversely affect the assets, affairs, business, prospects, operations or conditions of the Borrowers and their Affiliates, financial or otherwise, or the ability of the Borrowers to perform their obligations under this Agreement.

         VI:.2 Continuance of Representations and Warranties. The representations and warranties set forth in Section 7.01 hereof shall survive the execution of this Agreement and shall continue as long as there shall be any Indebtedness outstanding under this Agreement as if repeated and given again to the Lender on each day during the term hereof.

                       ARTICLE VII: AFFIRMATIVE COVENANTS

         The Borrowers hereby covenant and agree with the Lender that, except with the prior written consent of the Lender, for the period from the date hereof until all Indebtedness being fully satisfied, the Borrowers will duly perform and observe each of the covenants and agreements as follows:

         VII:.1   Further Assurances and Books.

                  a. The Borrowers will promptly cure any defects in the execution and delivery of this Agreement, the other Loan Documents and any other documents arising herefrom. The Borrowers at their expense will from time to time promptly execute and deliver to the Lender upon request any and all additional or substitute Notes reasonably requested by the Lender and all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrowers hereunder or under any other Loan Document or more fully to state the obligations set out herein or to make any recordings, to file any notices, or obtain any consents, all as may be reasonably necessary or appropriate in connection herewith or therewith.

                  b. The Borrowers will maintain proper books of record and account in accordance with generally accepted accounting principles. The
Borrowers will permit the Lender or any Person designated by the Lender to discuss the affairs and finances of the Borrowers, insofar as they relate to this Agreement, with the Borrowers' principal officers, all at such times as the Lender may reasonably request.

                  c. Whenever and as often as the Lender may request, the Borrowers will promptly execute and deliver all such further instruments (including, without limitation, additional security agreements, pledge agreements and financing statements) and do such other acts as the Lender may request for the purpose of protecting or perfecting any lien or security interest created or granted or intended to be created or granted in connection with this Agreement, the Notes or the Pledge Agreements or in order to ensure that any such lien or security interest is of the priority contemplated by the Pledge Agreements, this Agreement or the Notes, or in order to supervise or protect any collateral or otherwise to carry out more effectually the purposes and intent of this Agreement, the Pledge Agreements and the Notes. The Borrowers will also at their expense obtain and furnish to the Lender all such options of legal counsel as the Lender may request in connection with any such security instrument or act of the Borrowers.

         VII:.2 Expenses. If an Event of Default and acceleration of the maturity of the Loan occurs or if the Loan is terminated for any reason described in Section 11.3 of the Merger Agreement, the Borrowers will, on demand, pay all legal fees and disbursements reasonably incurred by the Lender upon the occurrence of any event which constitutes a Default or an Event of Default.

         VII:.3 Notice of Default. The Borrowers shall promptly notify the Lender if the Borrowers learn of the occurrence of any event which constitutes a Default or an Event of Default and shall provide a detailed statement by a responsible officer of the Borrowers of the steps being taken to cure such Default or Event of Default, or to avoid the happening of, an Event of Default.

         VII:.4 Reporting Requirements. So long as any Indebtedness remains outstanding, the Borrowers will promptly deliver to the Lender all financial statements, reports, proxy materials and other like information distributed by the Borrowers to their shareholders. Promptly after request, the Borrowers shall provide Lender with such additional financial or other information as the Lender may reasonably request.

         VII:.5 Payment of Taxes and Other Claims. The Borrowers will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, and before penalties accrue thereon, (1) all taxes, assessments and governmental charges levied or imposed upon or against the Borrowers or any of their Affiliates, when the nonpayment of any such amounts may have an adverse effect on Borrowers, (2) all governmental charges or taxes at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement. Notwithstanding the foregoing, Borrowers shall have the right to protest and contest any such taxes, assessments or charges so long as such protests or contests are being diligently prosecuted by Borrowers.

         VII:.6 Maintenance of Corporate Existence. The Borrowers will maintain their corporate existence and right to carry on their business and duly procure all necessary renewals and extensions thereof and use their best efforts to maintain, preserve and renew all such rights, powers, privileges and franchises.

                        ARTICLE VIII: NEGATIVE COVENANTS

         The Borrowers covenant and agree with the Lender as follows that, except with the prior written consent of the Lender (which consent will not be unreasonably withheld), except as provided, disclosed or contemplated in the Merger Agreement or in the plan of payment described in Section 2.03 hereof or otherwise herein, or except as may be necessary to comply with the Rothschild Credit Agreements, for the period from the date hereof until all Indebtedness being fully satisfied, the Borrowers will duly perform and observe each of the covenants and agreements as follows:

         VIII:.1 Loans, Advances, and Investments. The Borrowers will make no loans, advances, investments or any other similar transfer of assets to or in any Person.

         VIII:.2 Payments in Respect of Stock. The Borrowers will not declare or pay any dividend or distribution on any of the shares of their capital stock, and will not repurchase or redeem any of the shares of their capital stock.

         VIII:.3 Sale of Assets. The Borrowers will not sell, lease, assign, transfer or otherwise dispose of in a single transaction or in a series of transactions all or a significant portion of the Borrowers' assets (whether now owned or hereafter acquired).

         VIII:.4  Partnership and Joint  Venturers.  The Borrowers will not form
any  subsidiary,   partnership,  joint  venture  or  any  other  combination  or participate in any such partnership, joint venture or other combination.

         VIII:.5  Merger  or   Amalgamation.   The  Borrowers  will  not  merge,
consolidate, combine or amalgamate with any other corporation or entity except under the Merger Agreement.

         VIII:.6 Borrowings, Mortgages, etc. The Borrowers will not borrow any funds from any Person, except in the ordinary course of business or as otherwise provided herein. In addition, the Borrowers will not, except in the ordinary course of business, create or permit to exist any lien, encumbrances or security interest (including the charge upon assets purchased under a conditional sales agreement, purchase money mortgage, security agreement or other title retention agreement) upon any of their assets, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income except pursuant to the Pledge Agreements; provided however nothing in this Section 8.06 shall prevent Borrowers from obtaining further financing from Rothschild for the Illinois Creek Gold Property.

         VIII:.7 Payments with Respect to Junior Debt. The Borrowers will not make any payments, assignments, repurchases, redemptions or any similar transfers with respect to any indebtedness for borrowed money whether for principal, interest or other obligations other than pursuant to the Rothschild Credit Agreements and the Notes, except pursuant to Section 2.03.

                   ARTICLE IX: EVENTS OF DEFAULT AND REMEDIES

         IX:.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder:

     a. the Borrowers shall fail to pay the full amount of principal or interest or any other sums required to be paid to the Lender pursuant to this Agreement on the due date thereof;

     b. the Borrowers shall fail to perform or observe any term, covenant or agreement on their part to be performed or observed under any provision of this Agreement, other than the payment of principal and interest, whether or not such performance or observance shall be within the control of the Borrowers, except that with respect to covenants contained in Article VII hereof, no Event of Default shall occur unless such failure shall continue unremedied for a period of five (5) Business Days after the Borrowers first become aware of such failure:

     c. the Borrowers shall fail to perform any term, covenant or agreement on their part to be performed or observed under any provision of the Pledge Agreements and such failure continues for five Business Days after notice thereof;

     d. any material representation, statement or warranty by the Borrowers to the Lender contained in or pursuant to (i) this Agreement, (ii) any other Loan Document, or (iii) the Pledge Agreements shall be or become false or untrue in any material respect;

                  e. the Borrowers shall suffer a default or event of default under any of the Rothschild Credit Agreements and Rothschild shall have exercised its right to accelerate indebtedness due from the Borrowers under the Rothschild Credit Agreements.

                  f. the Borrowers, or either of them shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of all or a substantial part of their assets, (ii) make a general assignment for the benefit of credits, (iii) file a voluntary petition in bankruptcy or a petition seeking reorganization or an arrangement with credits, (iv) avail themselves of any insolvency law or other law pertaining to creditors' arrangements or reorganizations, or admit the materials allegations of a petition or application filed in respect of themselves in any bankruptcy, reorganization or insolvency proceeding, or (v) take any corporate or other action for the purpose of effecting any of the foregoing;

                  g. an order, judgment or decree shall be entered by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrowers or appointing a receiver, trustee, liquidator, assignee, custodian, sequestrator (or similar official) of the Borrowers or of all or a substantial part of their assets, unless the attorneys for the Lender shall advise that such proceedings are unlikely to be successful;

                  h. a receiver, trustee, liquidator, assignee, custodian, sequestrator (or similar official) of the Borrowers or of all or substantially all of their assets is appointed by any creditor of the Borrowers or if a bankruptcy petition is filed or presented against the Borrowers, unless the attorneys for the Lender shall advise that such proceedings are unlikely to be successful;

                  i. except for the Peak Oilfield Service Co. dispute and so long as the Merger Agreement is in effect, a final nonappealable judgment for the payment of money against the Borrowers in excess of $100,000 shall be rendered and remain undischarged for a period of five (5) Business Days; or lien foreclosure proceedings shall be commenced upon the property of the Borrowers without being opposed by bona fide proceedings by the Borrowers; or

                  j. any material provision of this Agreement, the Notes, the Pledge Agreements, any other Loan Document shall at any time for any reason cease to be the legal, valid and binding obligation of the Borrowers party thereto, or shall be null and void, or the validity or enforceability thereof shall be contested by the Borrowers, any governmental authority or agency or any other Person, or the Borrowers or any other Person or party thereto shall deny in writing that it has any or further liability or obligation under this Agreement, the Notes, the Pledge Agreements, or any other Loan Document;

                  k. the Pledge Agreements, Mortgage or any other security agreement, financing statement or similar document or instrument executed, delivered or entered into for the benefit of the Lender shall for any reason cease (i) to create a valid and perfected security and lien in and to the property purported to be covered thereby, having the priority required by such document or instrument or (ii) to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any debtor, grantor or mortgagor shall deny it has any further liability or obligation under such security agreement, pledge, deed of trust or similar document or instrument.

         If any of the events described in Subsection (f), (g) or (h) of Section
9.01 shall occur, the entire principal amount of any Indebtedness then outstanding shall become immediately due and payable, all without notice of intent to accelerate and without presentment, demand, protest, notice of protest or dishonor or any other notice of default or notice of any other kind, all of which are hereby expressly waived by the Borrowers. Upon the occurrence and at any time during the continuance of any other Event of Default specified in
Section 9.01, subject to the terms of the Intercreditor Agreement the holder of the Notes may declare the entire principal amount of all Indebtedness then outstanding thereunder to be immediately due and payable without presentment, demand, notice of intent to accelerate, protest, notice of protest or dishonor or other notice of default or notice of any other kind, all of which are hereby expressly waived by the Borrowers, and all obligations of the Lender hereunder to extent credit shall immediately cease and terminate and the Borrower shall cease to have any right to obtain credit hereunder.

         IX:.2 Remedies Cumulative. The Lender shall have all of the rights and remedies granted in the Loan Documents and available at law or in equity, and these same rights and remedies shall be cumulative and may be pursued separately, successively or concurrently at the sole discretion of the Lender. The exercise or failure to exercise any of the same shall not constitute a waiver or release thereof or of any other right or remedy, and the same shall be nonexclusive.

         IX:.3 Waiver. The Lender may by written instrument in its absolute discretion at any time and from time to time waive any breach by the Borrowers of any of the covenants herein. No course of dealing between the Borrowers and the Lender nor any delay in exercising any rights hereunder or under any other security shall operate as a waiver of any rights of the Lender.

         IX:.4 Failure or Indulgence Not Waiver. No failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege.

                            ARTICLE X: MISCELLANEOUS

         X:.1 Notices. Any notice, direction or other instrument required or permitted to be given under this Agreement shall be in writing and may be given, in the case of the Borrowers, by delivering same or mailing same by registered mail or in the case of any of the parties hereto by sending same by telegram, telex, telecommunication device or other similar form of communication to the following addresses:

                           If to the Borrowers:

                           USMX, Inc.
                           USMX of Alaska Inc.
                           Attn:  Donald P. Bellum, President
                           141 Union Boulevard, Suite 100
                           Lakewood, CO 80228

                           with a copy to:

                           Bearman, Talesnick & Clowdus, Professional
                           Corporation
                           Attn:  Robert M. Bearman, Esq.
                           1200 17th Street, Suite 2600
                           Denver, CO 80202

                           If to the Lender:

                           Dakota Mining Corporation
                           Attn: Robert R. Gilmore, Vice President,
                           Finance & CFO
                           410 Seventeenth Street, Suite 2450
                           Denver, CO 80202

                           with a copy to:

                           Parcel, Mauro, Hultin & Spaanstra, P.C.
                           Attn:  Richard F. Mauro, Esq.
                           1801 California Street, Suite 3600
                           Denver, Colorado  80202

Any notice, direction or instrument aforesaid shall:

          a. if delivered, be deemed to have been given or made at the time of delivery if the same is a Business Day or if not a Business Day, on the first Business Day thereafter;

          b. if sent by telegraph, telex, telecommunication device or other similar form of communication, be deemed to have been given or made on the day on which it was sent if the same is a Business Day or if not a Business Day, on the first Business Day thereafter; and

          c. if mailed in the United States of America or Canada, be deemed to have been given or made on the fifth Business Day after deposit in the mails.

Any party may give written notice of change of address in the same manner, in which event such notice shall thereafter be given to it as above provided at such changed address. No failure to provide a copy shall invalidate any notice given.

         X:.2 Modifications. No provision of this Agreement or the other Loan Documents may be modified, waived or terminated except by instrument in writing executed by the party against whom a modification, waiver or termination is sought to be enforced.

         X:.3 Severability. In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this instrument shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         X:.4 Captions. The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

         X:.5 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. Borrowers consent to the personal jurisdiction of the State or federal courts in Colorado in any action commenced in connection with this Agreement.

         X:.6 Counterparts. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts. Each counterpart, when executed and delivered by the party or parties thereto, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same agreement.

         10.07 Further Actions. From time to time, as and when requested by any party, the other parties shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably requested in order to:

          (a)  carry out the intent and purposes of this Loan Agreement

          (b) effect the creation of security interests hereunder (or to evidence the foregoing); and

          (c) consummate and give effect to the other transactions, covenants, and agreements contemplated by this Loan Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                   USMX, INC.



                              By: Donald P. Bellum
                                                     Title:  President


                              USMX OF ALASKA, INC.



                              By: Donald P. Bellum
                                                     Title:  President


                            DAKOTA MINING CORPORATION



By:

Title:

                                   EXHIBIT A1


                                 PROMISSORY NOTE


U.S.  $2,000,000.00             March __, 1997
                                Denver, Colorado

         FOR VALUE RECEIVED, the undersigned, USMX, Inc. and USMX of Alaska, Inc. (jointly and severally the "Borrowers"), HEREBY PROMISE TO PAY to the order of Dakota Mining Corporation (the "Lender"), the principal sum of U.S. Two Million Dollars (U.S. $2,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers under this Promissory Note pursuant to the Loan Agreement (as hereinafter defined) outstanding on the Maturity Date (as that term is defined in the Loan Agreement), or such earlier date as contemplated by Article 9.01 of the Loan Agreement, provided that accrued and unpaid interest on any amount prepaid shall be due and payable on the date of the prepayment; and provided, further, that payment on the Maturity Date shall be in the amount necessary to pay in full the unpaid principal balance and any and all accrued and past due interest.

         Interest on the unpaid principal balance of the Loan (as that term is defined in the Loan Agreement) shall be calculated on a basis of a 365 (or, if applicable, 366) day year for the actual number of days elapsed, at a rate per annum equal to one percentage point above the floating Prime Rate as published in the "Money Rates" column of the Wall Street Journal, from time to time. Such interest shall be due and payable at maturity, whether by acceleration or otherwise. Past due principal and, to the extent permitted by applicable law, past due interest, pursuant to demand or otherwise, shall bear interest from its due dates until paid, at the rate of fifteen percent per annum.

         Both principal and interest are payable in U.S. Dollars (as that term is defined in the Loan Agreement) to the Lender in immediately available funds.

         This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Loan Agreement of even date between Borrowers and Lender and is subject to the terms and provisions the Intercreditor Agreement as defined in the Loan Agreement.

                                   USMX, INC.



                                                 By:  Donald P. Bellum
                                                 Title:  President


                                                  USMX OF ALASKA, INC.



                              By: Donald P. Bellum
                                                     Title:  President

                                   EXHIBIT A2

                                 PROMISSORY NOTE


U.S.  $3,000,000.00                      March __, 1997
                                         Denver, Colorado

         FOR VALUE RECEIVED, the undersigned, USMX, Inc. and USMX of Alaska, Inc. (jointly and severally the "Borrowers"), HEREBY PROMISE TO PAY to the order of Dakota Mining Corporation (the "Lender"), the principal sum of U.S. Three Million Dollars (U.S. $3,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrowers under this Promissory Note pursuant to the Loan Agreement (as hereinafter defined) outstanding on the Maturity Date (as that term is defined in the Loan Agreement), or such earlier date as contemplated by Article 9.01 of the Loan Agreement, provided that accrued and unpaid interest on any amount prepaid shall be due and payable on the date of the prepayment; and provided, further, that payment on the Maturity Date shall be in the amount necessary to pay in full the unpaid principal balance and any and all accrued and past due interest.

         Interest on the unpaid principal balance of the Loan (as that term is defined in the Loan Agreement) shall be calculated on a basis of a 365 (or, if applicable, 366) day year for the actual number of days elapsed, at a rate per annum equal to one percentage point above the floating Prime Rate as published in the "Money Rates" column of the Wall Street Journal, from time to time. Such interest shall be due and payable at maturity, whether by acceleration or otherwise. Past due principal and, to the extent permitted by applicable law, past due interest, pursuant to demand or otherwise, shall bear interest from its due dates until paid, at the rate of fifteen percent per annum.

         Both principal and interest are payable in U.S. Dollars (as that term is defined in the Loan Agreement) to the Lender in immediately available funds.

         This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, that certain Loan Agreement of even date between Borrowers and Lender and is subject to the terms and provisions the Intercreditor Agreement as defined in the Loan Agreement.

                                   USMX, INC.



                                                           By:  Donald P. Bellum
                                                               Title:  President




                                                            USMX OF ALASKA, INC.



                                                           By:  Donald P. Bellum
                                                               Title:  President

                                    EXHIBIT C

                             USMXA PLEDGE AGREEMENT


         This Pledge Agreement is entered into as of March ____, 1997, by and between Dakota Mining Corporation (the "Lender"), and USMX, Inc., a Delaware corporation (the "Borrower").

                                    RECITALS

     A. Pursuant to the provisions of a Loan Agreement (the "Loan Agreement") dated March ____, 1997 and two Promissory Notes in the amount of $2,000,000 (Note 1) and $3,000,000 (Note 2) respectively, dated March ____, 1997, each by and between the Lender and the Borrower, the Borrower has incurred or may incur Indebtedness to the Lender in the principal amount of up to U.S. $5,000,000.00. Certain defined terms herein shall have the same meanings as set forth in the Loan Agreement.

     B. In order to secure such Indebtedness evidenced by Note 1 for $2,000,000 only, Borrower desires to grant to Lender and Lender desires to obtain from Borrower, a pledge of all of the shares of the common stock of USMX of Alaska, Inc. (the "USMXA Stock") (100,000) owned by Borrower.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

         1. Borrower hereby pledges to Lender, and grants a security interest to Lender in, all of the USMXA Stock owned by Borrower in order to secure the performance of all of Borrower's obligations and liabilities to Lender under the terms and provisions of the Loan Agreement (except payment obligations of Note
2) and Note 1. In connection with such pledge, Borrower has delivered to Rothschild as collateral under one of the Rothschild Credit Agreements the certificate(s) representing all of the shares of the USMXA Stock (100,000) along with an undated executed stock assignment assigning all of such shares to Rothschild. Rothschild, Borrower and Lender have entered into an Intercreditor Agreement on which, inter alia, they have agreed that Rothschild shall hold such USMXA Stock as collateral for the benefit of Lender on the terms set forth in the Intercreditor Agreement. Such assignment shall not be exercised unless and until there is an Event of Default by Borrower under the terms and provisions of the Loan Agreement and Lender has complied with the terms of the Intercreditor Agreement. This USMXA Pledge Agreement, and all rights of Lender hereunder in USMXA Stock, will terminate upon the consummation of the Merger.

         2. Upon the occurrence of an Event of Default under the Loan Agreement, and subject to the terms of the Intercreditor Agreement, and in addition to all other rights and remedies provided to Lender hereunder or at law, with respect to the pledge of the USMXA Stock, Lender shall have all the rights and remedies of a secured creditor under the Uniform Commercial Code as adopted in Colorado, or other applicable law.

         3. While this USMXA Pledge Agreement remains in effect, until such time as Borrower's obligations pursuant to Note 1 have been fully satisfied and except as provided or contemplated in the Rothschild Credit Agreements, Borrower shall not sell, transfer, convey or encumber in any manner the USMXA Stock to any person or entity without the prior written consent of the Lender.

         4. Notwithstanding any provisions of this Agreement, the obligations of Borrower under Note 1 shall be with full recourse against Borrower, and Borrower shall have an absolute obligation to pay the amounts specified in Note 1.

         5. Any notices pursuant to this Agreement shall be validly given or served if in writing and shall be effective if given to in accordance with the provision of Section 10.01 of the Loan Agreement.

         6. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

         7. The interpretation and enforcement of this Agreement shall be governed by Colorado law. Borrower consents to the personal jurisdiction of the state or federal courts in Colorado in any action commenced in connection with this Agreement.

         IN WITNESS WHEREOF, this Agreement is executed by the parties effective as of the date first written above.

                                   USMX, INC.



                                                           By:  Donald P. Bellum
                                                               Title:  President


                                                       DAKOTA MINING CORPORATION


By:

Title:

                                    EXHIBIT D

                              MXUS PLEDGE AGREEMENT


         This Pledge Agreement is entered into as of March ____, 1997, by and between Dakota Mining Corporation (the "Lender"), and USMX, Inc., a Delaware corporation ("USMX") and USMX of Nevada, Inc., a Nevada corporation ("USMXN") (collectively the "Pledgors").

                                    RECITALS

         A.  Pursuant  to  the   provisions  of  a  Loan  Agreement  (the  "Loan
Agreement") dated March ____, 1997 and two Promissory Notes in the amount of $2,000,000 ("Note 1") and $3,000,000 ("Note 2"), each dated March ____, 1997, each by and between the Lender and Borrower (the "Notes"), USMX has incurred or may incur Indebtedness to the Lender in the principal amount of up to U.S. $5,000,000.00. Certain defined terms herein shall have the same meaning as set forth in the Loan Agreement.

         B. In order to secure such Indebtedness evidenced by Note 2, Pledgors desire to grant to Lender and Lender desires to obtain from Pledgors, a pledge of all of the 10,000 shares of the common stock of MXUS, S.A de C.V. (the "MXUS Stock") owned by Pledgors (9999 by USMX and one by USMXN). USMXN acknowledges that it is in its best interest to pledge its MXUS stock to Lender. Pledgors are also entering into a pledge agreement of even date granting Rothschild a second priority security in MXUS Stock.

         NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

         1. Pledgors hereby pledge and grant a security interest to Lender in all of the MXUS Stock owned by Pledgors in order to secure (a) on a first and prior lien basis, the performance of all of Borrowers' obligations and liabilities to Lender under Note 2 and under the terms and provisions of the Loan Agreement as the same relate to Note 2; and (b) on a second and subordinated lien basis, all amounts due Rothschild under the Rothschild Credit Agreements. The second and subordinated lien rights of Rothschild will automatically terminate upon the consummation of the Merger contemplated by the Merger Agreement.

         2. Upon the occurrence of an Event of Default under the Loan Agreement, and subject to the terms of the Intercreditor Agreement, and in addition to all other rights and remedies provided to Lender hereunder or at law, with respect to the pledge of the MXUS Stock, Lender shall have all the rights and remedies of a secured creditor under the Uniform Commercial Code as adopted in Colorado, or other applicable law.

         3. Until such time as Borrowers' obligations pursuant to the Note 2 have been fully satisfied, Pledgors shall not sell, transfer, convey or encumber in any manner the MXUS Stock to any person or entity without the prior written consent of the Lender.

         4. The pledge of the MXUS Stock as provided in this Agreement shall be in effect until such time as the obligations of Borrowers to Lender under Note 2 are completely discharged in full.

         5. During the term of this pledge, the Pledgors shall retain all dividends, if any, accruing from the MXUS Stock so long as the Borrowers are not in default under Note 2.

         6. During the term of this pledge, and so long as the Borrowers are not in default under Note 2, the Pledgors shall have the right to vote the MXUS Stock on all corporate matters, and Lender shall execute proxies in favor of the Pledgors as may be required to accommodate such voting.

         7. Notwithstanding any provisions of this Agreement, the obligations of USMX under the Note 2 shall be with full recourse against Borrowers, and Borrowers shall have an absolute obligation to pay the amounts specified in Note 2.

         8. The parties and Rothschild have entered into an Intercreditor Agreement of even date in which they have agreed, inter alia, to sharing of the collateral given hereunder and to other matters respecting the terms of this MXUS Pledge Agreement. Reference is made to such Intercreditor Agreement and its terms are incorporated herein by this reference.

     9. Any notices pursuant to this Agreement shall be validly given or served if in writing to the following addresses:

                  If to Lender:             Dakota Mining Corporation
                          Attn: Robert R. Gilmore, CFO
                       410 Seventeenth Street, Suite 2450
                                Denver, CO 80202

                  If to Pledgors:           % USMX, Inc.
                                            Attn:  Donald P. Bellum, President
                         141 Union Boulevard, Suite 100
                               Lakewood, CO 80228

or such other addresses as either party later may designate to the other in writing to be effective if given in accordance with Section 10.01 of the Loan Agreement.

         10. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

         11. The interpretation and enforcement of this Agreement shall be governed by Colorado law. Borrowers consent to the personal jurisdiction of the state or federal courts in Colorado in any action commenced in connection with this Agreement.

     12. Any transfer of securities hereunder will be done in compliance with all applicable securities laws and regulations.

         IN WITNESS WHEREOF, this Agreement is executed by the parties effective as of the date first written above.

                                   USMX, INC.



                                                           By:  Donald P. Bellum
                                                               Title:  President



                                                            USMX OF NEVADA, INC.

                                                           By:  Donald P. Bellum
                                                               Title:  President

                                                       DAKOTA MINING CORPORATION

                                                      By:

                                                       Title: